                                                                   EXHIBIT 10.22



CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.









--------------------------------------------------------------------------------








                               LICENSING AGREEMENT



                                 BY AND BETWEEN

                        DITECH COMMUNICATIONS CORPORATION
                                 (TELINNOVATION)

                                       AND

                           ACCELERATED NETWORKS, INC.

                                      DATED

                                  JULY 15, 1999
                                  (AS AMENDED)








--------------------------------------------------------------------------------

                               LICENSING AGREEMENT

               THIS agreement ("Agreement") is entered into as of the _____ day of December, 1998 ("Effective Date),

BETWEEN:       ACCELERATED NETWORKS CORPORATION, a corporation
               existing under the
               laws of California, and having a
               place of business at 301 Science
               Drive, Moorpark, California, U.S.A.
               93021

               (hereinafter called "Accelerated Networks")

AND:           TELINNOVATION SERVICE CORPORATION,
               a corporation existing under the
               laws of California, and having a
               place of business at 415 Clyde
               Avenue #105, Mountain View, California,
               U.S.A. 94043.

               hereinafter called "Telinnovation")

               WHEREAS Telinnovation has certain echo cancellation digital signal processing technology;

               AND WHEREAS Accelerated Networks is a manufacturer of telecommunications equipment;

               AND WHEREAS Accelerated Networks desires to be able to incorporate Telinnovation's echo cancellation digital signal processing technology in certain of its products and to obtain certain rights with respect thereto, and Telinnovation is prepared to grant such rights.

               THEREFORE the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1     As used in this Agreement and schedules hereto:

        (a) "Affiliate" means Accelerated Networks, its parent corporation and any corporation or company which Accelerated Networks or its parent company effectively controls, directly or indirectly through the ownership or control of shares in such corporation the right to sell to End Users products containing the Product.

        (b) "Distributor" means any third party to whom Accelerated Networks or any Affiliate grants.

        (c) "Documentation" means the documentation regarding the Technology set forth on Exhibit C hereto, together with all documentation to be developed for the Developed Technology.

        (d) "End User" means any person, firm or corporation which acquires any products referred to in subsection (b) above.

        (e) "Technology" means the fundamental digital signal processing algorithm owned by Telinnovation prior to the execution of this Agreement which are intended to perform an echo canceling function and/or other signal enhancement or modification.

        (f) "Developed Technology" means that technology provided by Telinnovation conforming to the Developed Technology Specification set forth in Schedule A, all enhancements thereto, and all applicable documentation.

        (g) "Products" shall mean the Accelerated Networks' products listed in Schedule A.

        (h) "Manufacturing Licensee" shall mean any third party who acquires or has acquired from Accelerated Networks or an Affiliate the right to manufacture a product or products into which Accelerated Networks or an Affiliate incorporates the Product.

        (i) "Developed Technology Specification" means the specification set forth in Schedule A.

ARTICLE 2 - LICENSING

2.1 Telinnovation grants to Accelerated Networks and Affiliates a non-exclusive, worldwide license to (a) incorporate the Technology and the Developed Technology and any derivative works thereof into the Products and into Products manufactured by third parties for Accelerated Networks and Affiliates and by Manufacturing Licensees, and (ii) to license the Technology and the Developed Technology incorporated into or bundled with the Products, to End Users. The parties agree that Accelerated Networks may use Distributors to distribute products incorporating and/or bundled with the Products.

ARTICLE 3 - TITLE

3.1 Telinnovation represents and warrants that Telinnovation owns all right, title, and interest in and to the Technology, the Developed Technology, and the Products and that it has full power and authority to perform all of its obligations hereunder and that Accelerated Networks shall obtain all rights, title and interest stated in this Agreement free and clear of any encumbrances and restrictions; without requiring the consent of any other person, firm or corporation.

3.2 Subject to 3.6, Telinnovation hereby indemnifies and saves harmless Accelerated Networks, Affiliates, Distributors, and End Users from and against any and all losses, costs, liabilities and expenses (including - reasonable counsel fees) arising out of any breach or claimed breach of such representation and warranty.

3.3 Subject to paragraph 3.6, Telinnovation shall defend at its own expense, and, shall have control of the defense of, any and all suits, actions or claims against Accelerated Networks, Affiliates, Distributors, and End Users charging that any component of the Technology or the Developed Technology infringes any patent, trademark, industrial design, trade secret, or copyright of any third party, whether the alleged infringement pertains to the production, Licensing or use of any part of the Developed Technology.

3.4 In the event of any such suit, action or claim the following procedures shall apply:

        (a) the parties shall meet promptly to discuss such claim, suit or action and, provided that the parties mutually that Telinnovation shall do so, Telinnovation shall, settle such claim, suit or action provided that Telinnovation can do so for an amount not exceeding, in the aggregate, two point five percent (2.5%) of its then total revenues from licensing the Technology or the Developed Technology;

        (b) if the parties are unable to agree on a course of action in accordance with subparagraph (a) all fees and royalties thereafter payable to Telinnovation by Accelerated Networks, shall instead be paid into an escrow fund in an interest bearing account in a United States bank until the aggregate amount paid into such escrow fund equals two point five percent (2.5%) of Accelerated Networks then total revenues from licensing Developed Technology. Upon a final judicial decision awarding damages in such claim, suit or action, or settlement thereof by Telinnovation, Accelerated Networks shall pay the amount of such award or settlement up to but not exceeding the amount in the escrow fund, using all amounts contained in the escrow fund- Any balance in the escrow fund shall be paid to Telinnovation;

        (c) Accelerated Networks may set off and claim against all fees and royalties paid or payable to Telinnovation, any and all amounts paid by it under subparagraphs (a) and (b) hereof; and

3.5 Telinnovation will also pay the actual costs including reasonable legal fees, and all damages finally awarded in any such suit, and will indemnify and save harmless Accelerated Networks, Affiliates, Distributors, and End Users from all other expenses thereby incurred, provided Telinnovation is notified promptly in writing of the suit, action or claim and, at Telinnovation's request and expense, is given all assistance and authority, at Telinnovation's expense, reasonably required for defense and settlement of same.

3.6 If the use or licensing of any portion of the Technology and/or the Developed Technology is permanently enjoined by final judicial decision, or subject to any other continuing liability, Telinnovation shall, at no expense to Accelerated Networks, as soon as reasonably possible:

        (a) obtain for Accelerated Networks and its Affiliates, Distributors, and End Users from all persons in the suit who claim an interest in the Technology and/or Developed Technology, the right to use the Technology and/or Developed Technology; or

        (b) substitute for the Technology and/or Developed Technology a non-infringing equivalent to the Technology and/or Developed Technology and extend the indemnity set forth in this Article 3 thereto; or

        (c) modify the Technology and/or Developed Technology to make it non-infringing but equivalent in function and performance to the infringing Technology and/or Developed Technology and provide such modified Technology and/or Developed Technology to Accelerated Networks and extend the indemnity set forth in this
               Article 3 thereto.

3.7 Telinnovation shall not be responsible for any expense, cost, loss or liability of any kind arising out of any suit, action or claim against Accelerated Networks, Affiliates, Distributors, or End Users charging that any component of the Technology or the Developed Technology infringes or misappropriates any Intellectual Property Rights of any third party if any such suit, action or claim is based upon part or parts of any of the Technology and/or Developed Technology, if, pursuant to paragraph 3.4 herein, Telinnovation has substituted or modified the Technology and/or Developed Technology, but Accelerated Networks nevertheless elects to continue to use the non-modified version of the Technology and/or Developed Technology that has been enjoined or otherwise burdened with a liability.

3.8 Telinnovation shall not be responsible for any expense, cost, loss or liability of any kind arising out of any suit, action or claim against Accelerated Networks, Affiliates, Distributors, or End Users charging that any component of the Technology and/or Developed Technology infringes or misappropriates the intellectual property rights of any thud party to the extent that any such suit, action or claim is based upon part or parts of any of the Technology and/or Developed Technology that have been materially altered or modified by Accelerated Technology or its Affiliates without the express written consent of Telinnovation.

ARTICLE 4 - ROYALTIES

4.1 Accelerated Networks shall pay to Telinnovation fees and royalties in accordance with Schedule B. Such fees and royalties are exclusive of all excise, sales, use or other taxes, fees, duties or levies charged by any governmental authority, all of which shall be paid by Accelerated Networks; provided, however, that none of Accelerated Networks, its Affiliates, Distributors, or End Users shall have any obligation to pay any income taxes of Telinnovation.

4.2 Accelerated Networks' all royalties will be paid at the end of Accelerated Networks' fiscal quarters.

4.3     Accelerated Networks agrees to keep and maintain, for a period of two
        (2) years after the end of the year to which they pertain, complete and accurate records of the products manufactured and distributed by Accelerated Networks which contain the Developed Technology, in order to calculate and confirm Accelerated Networks' royalty obligations. Upon reasonable prior notice, Licensor will have the right, exercisable not more than once every twelve (12) months, to appoint an independent accounting firm or other agent reasonably acceptable to Accelerated Networks, at Licensor's expense, to examine such financial books, records and accounts during Accelerated Networks' normal business hours to verify the royalties due by Accelerated Networks, subject to such independent accounting firm's or agent's execution of Accelerated Networks' standard confidentiality agreement; provided that execution of such agreement will not preclude such firm from reporting its results to Licensor. In the event such audit discloses an underpayment or overpayment of royalties due hereunder, the appropriate party will promptly remit the amounts due to the other party shall pay to Telinnovation fees and royalties in accordance with Schedule B. Such fees and royalties are exclusive of all excise, sales, use or other taxes, fees, dudes or levies charged by any governmental authority, all of which shall be paid by Accelerated Networks

ARTICLE 5 - REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1 Telinnovation represents, warrants, and covenants to Accelerated Networks that the Technology shall conform to the specifications therefor, the Developed Technology shall conform to the Developed Technology Specifications set forth on Exhibit A to this Agreement, and that each copy of the Developed Technology shall be free from any design defects in workmanship and material.

5.2 Telinnovation represents, warrants, and covenants that, at the time of delivery thereof to Accelerated Networks, any Technology and the Developed Technology shall not contain any virus, "Trojan horse," timer, clock counter, or other limiting design, instruction, or routine that would erase data or programming or cause any Product to become inoperable or otherwise incapable of being used in the full manner for which it was designed and created.

5.3 Telinnovation represents, warrants, and covenants that all Technology and the Developed Technology shall be Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Complaint" means all Technology and the Developed Technology shall (a) not be materially affected by any inability to completely and accurately address, present, produce, story, and calculate data involving dates beginning with April 9, 1999, September 9, 1999, and January 1, 2000, and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression date-based function; or (b) function in such away that all "date' related functionalities and data fields include the indication of century and millennium and will perform calculations that involve a four-digit year field.

5.4 Telinnovation represents, warrants, and covenants that any services that Telinnovation performs for Accelerated Networks, or any Affiliate, Distributor, or End User hereunder shall be performed in a timely, competent, professional, and workmanlike manned, using qualified employees.

5.5 Telinnovation represents, warrants, and covenants that at all times during which this Agreement remains in effect, Telinnovation shall comply, and shall insure that the Technology and the Developed Technology comply, with all applicable federal, state, and local laws, rules, and regulations.

5.6 Telinnovation represents, warrants, and covenants that all Documentation delivered to Accelerated Networks under this Agreement shall be complete and describe the Technology and the Developed Technology accurately, in accordance with industry standards, and with sufficient clarity and detail to enable an End User to operate the Technology and Developed Technology successfully.

5.7     Telinnovation represents, warrants, and covenants that (a) within thirty
        (30) days of the execution of this Agreement, Telinnovation shall enter into with Accelerated Networks an escrow agreement substantially in form set forth in Exhibit D hereto pursuant to which Telinnovation shall place in escrow all source code for the Developed Technology, together with source code documentation, (b) all source code documentation placed in escrow in accordance with this Section 5.5 shall be complete and describe the source code and all components thereof accurately so as to enable reasonably skilled computer programmers who are knowledgeable of the subject matter to fully utilize the source code to understand, support, and modify the source code to which it relates.

5.8 If the Technology fails to conform to the specifications therefor, the Developed Technology or any component thereof fails to conform to the Developed Technology Specifications, of the Technology or the Developed Technology is defective in material or workmanship, Accelerated Networks shall notify Telinnovation of the evidence thereof, and Telinnovation shall correct any such non-conformance or defect and deliver the Developed Technology to Accelerated Networks for all affected End User sites in accordance with the procedures set forth in Exhibit C without charge.

ARTICLE 6 - TECHNICAL SUPPORT

6.1 Telinnovation shall develop and provide upgrades, maintenance, training and technical advice to Accelerated Networks, its distributors and End Users when reasonably requested by Accelerated Networks. Such support shall be provided at Telinnovation's current market rates; provided that Telinnovation shall not raise its rates for the technical support described in this Section 6.1 more than once during each twelve (12) month period during which this Agreement remains in effect and shall not charge Accelerated Networks more for such technical support than it charges to any other licensee of the Technology or the Developed Technology.

ARTICLE 7 - CONFIDENTIALITY

7.1 All technical and commercial information, documentation and know-how of every kind and description which is market as being confidential ("Confidential Information") supplied by one party (the "Supplier") to the other (the "Recipient") whether before and/or after execution of this Agreement, as well as other information related thereto acquired or developed by Telinnovation in connection with this Agreement, shall be (except as otherwise stated herein) the exclusive property of the Supplier, and the Recipient shall, for a period of five (5) years from termination of this Agreement, treat and protect such Confidential Information as the Suppliers proprietary and confidential information, and shall not reproduce or divulge said Information in whole or in part to third parties except as may be required for the performance of its obligations under this Agreement, provided such third parties agree in writing prior to such disclosure to keep such Confidential Information confidential upon the same terms as herein contained. This confidentiality obligation shall survive termination or expiry of this Agreement. Notwithstanding the foregoing, the Developed Technology and Developed Technology Documentation, with the exception of the Technology, shall be owned by Accelerated Networks and shall be considered as Confidential information of Accelerated Networks. Also notwithstanding the foregoing, the Recipient shall not be liable for disclosure of the Information if

        (a) The Confidential Information enters the public domain other than through a breach of this Agreement;

        (b) the Confidential information is lawfully obtained by the Recipient from a third party without breach of this Agreement by the Recipient;

        (c) the Supplier has provided its prior express written approval for such disclosure;

        (d) the Confidential Information was known to the Recipient prior to commencement of the Development Project or developed independently by Recipient, without use of Supplier's Confidential Information, and Recipient can document the same; or

        (e) disclosure of the Confidential Information is incidental to the exercise of rights under other provisions of this Agreement

ARTICLE 8 - TERMINATION

8.1     This Agreement shall remain in full force and effect for a period of one
        (1) year from the Effective Date. Thereafter, this Agreement automatically shall renew for successive terms on one (1) year each, unless, at least thirty (30) days prior to the end of the then-current term, one party provides the other party with written notice of such party's intention to terminate this Agreement. Either party may terminate this Agreement upon thirty (30) days prior written notice to the other party if such other party fails to comply with any of its fundamental obligations under this Agreement unless corrective action reasonably acceptable to the first mentioned party is commenced within such thirty (30) day period and completed within an agreed period, if any; provided, however, that if Accelerated Networks in good faith disputes whether any payment is due hereunder, Telinnovation may bring an action against Accelerated Networks with respect to whether such payment is due, but may not terminate this Agreement

8.2 Termination of this Agreement shall, be effective upon completion of the applicable notice period in accordance with the foregoing.

ARTICLE 9 - SCHEDULES

9.1     The following schedules shall constitute an integral part of this
        Agreement:

               Schedule A - Products
               Schedule B - Royalty Payments
               Schedule C - Documentation
               Schedule D - Escrow Agreement
               Schedule E - Service Standards

ARTICLE 10 - SEVERABILITY

10.1 In the event of au enforceable derision or directive declaring invalid an essential part of this Agreement, without which this Agreement would not have been entered into, this Agreement may, at the option of either party, be terminated upon the giving of written notice to the other party. Except as aforesaid, if any term, clause, provision or condition of this Agreement is similarly adjudged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause, provision or condition and such invalid term, clause, provision or condition shall be deemed to have been deleted from this agreement.

ARTICLE 11 - SURVIVAL

11.1 Notwithstanding any termination or expiry of this Agreement, the provisions of Articles 1, 3, 5, 5, 6, 7 and 8 and all consequent rights, obligations and liabilities shall survive the termination or expiry of this Agreement.

ARTICLE 12 - ASSIGNMENT

12.1 Accelerated Networks shall have the right to assign all or any part of its rights or interests under this Agreement to any Affiliate upon notice.

12.2 Telinnovation shall not assign all or any part of its rights or interests under this Agreement without the prior written consent of Accelerated Networks.

ARTICLE 13 - WAIVER

13.1 The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not constitute a waiver of such provisions or the right of either party to enforce each and every provision.

ARTICLE 14 - GOVERNING LAW

14.1 The rights and obligations -arising under the Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States of America, excluding, without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and federal courts having within their jurisdiction the location of Accelerated Networks' principal place of business. Both parties hereby consent and waive any venue objections to the jurisdiction of such courts. The parties agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California or federal law.

ARTICLE 15 - NOTICES

15.1 Any and all notices or other information required to be given by one of the parties to the other shall be deemed sufficiently given when received following forwarding by prepaid registered mail, or by cable, telegram, telex or hand-delivery to the other party at the following address:

        If to Accelerated Networks:

                                    Accelerated Networks
                                    301 Science Drive
                                    Moorpark, California 93021
                                    U.S.A.
                                    Attention: President

        If to Telinnovation:

                                    Telinnovation Service Corporation
                                    415 Clyde Avenue #105
                                    Mountain View, CA 94043
                                    U.S.A.
                                    Attention: President

        and such notices shall be deemed to have been received five (5) business days after mailing if forwarded by mail, and the following business day if forwarded by e-mail, cable, telegram, telex or hand-delivery.

15.2 The aforementioned address of either Party may be changed at any time by giving fifteen (15) business days prior notice to the other Party in accordance with the foregoing.

15.3 In the event of a generally prevailing labor dispute or other situation which will delay or impede the giving of notice by any such means, the notice shall be given by such specified mode as will be most reliable and expeditious and least affected by such dispute or situation.

ARTICLE 16 - CURRENCY

16.1 All dollar amounts expressed in this Agreement are in U.S. dollars. All remittances shall be in U.S. dollars.

ARTICLE 17 - ENTIRE AGREEMENT

17.1 This Agreement and schedules hereto set forth the entire agreement and understanding between the parties and supersede and cancel all previous negotiations, agreements, commitments and writings in respect of the subject matter hereof and there are no -understandings, representations, conditions, warranties, express or implied, statutory or otherwise made or assumed by the parties, other than those expressly contained in this Agreement Neither party shall be bound by any term, clause, provision or conditions save as expressly provided herein or as duly set forth on or subsequent to the date of this Agreement in writing signed by duly authorized officers of the parties.

               IN WITNESS WHEREOF, the parties have signed this Agreement on the day, mouth and year first above mentioned.



TELINNOVATION                               ACCELERATED NETWORKS



By:     /s/ Charles S. Davis                By:   /s/ Suresh Nihalani
        -------------------------------           -----------------------------
Name:      Charles S. Davis                 Name:    Suresh Nihalani
           ----------------------------              --------------------------
Title:     President                        Title:   President
           ---------------------------               --------------------------
Date:      12-24-98                         Date:    12-30-98
           ---------------------------               --------------------------

SCHEDULE A - LICENSED TECHNOLOGY AND DEVELOPED TECHNOLOGY


Developed Technology Specification: echo cancellation software intended to run on the Texas instruments C54X family of Digital Signal Processors and available in:

        a.     Stand alone 16-channel canceller (current product)
        b.     C' callable multi channel functions (current product)
        c.     CPE short tail canceller (future product)

               Since the CPE short tail canceller (item c) is unavailable at the time of this contract, and until the time that this product is available and offered to Accelerated Networks, Telinnovation agrees to offer the `C' callable multi channel canceller function (item b) for all Accelerated Networks' CPE applications.

               Minimum performance of the echo cancellation object code when running on 80Mhz TMS320C548 DSP must be compliant with the ITU G.165 and G.168 Recommendations and consistent with the performance as described in the Telinnovation document titled "ECHO CANCELLATION "C"-CALLABLE FUNCTION USER'S GUIDE FOR THE TMS320C54x FAMILY" REVISION B, dated May 13, 1998.

               When the short tail canceller is available and it meets the CPE product requirement of Accelerated Networks, it will henceforth be used instead of the "C' callable multi channel canceller for short tail applications.

SCHEDULE B - ROYALTY PAYMENTS


               Accelerated Networks shall pay Telinnovation royalties with respect to sales by Accelerated Networks during the life of the Product.

               The price for the short tail canceller, or for the `C' callable multi channel canceller when used in a CPE application, shall be [***] of the regular rate. Volumes will be combined for quantity pricing, but the short tail canceller volume will be counted at [***].

               The royalty payable by Accelerated Networks shall be on a per channel end basis. Telinnovation shall submit to Accelerated Networks an invoice in the amount of [***], covering the first [***] channels. Payment of this invoice to be paid to Telinnovation immediately after the delivery of the first, generally available (non-demo, non-beta) product containing Telinnovation code to an Accelerated Networks customer.

               After the first [***] echo cancellers, additional payments are specified as per the schedule below:

         Quantity           [***]               [***]                  [***]

         Price ea.          [***]               [***]                  [***]

               Beta tests, field trials and evaluation units are not counted as shipments and no royalties are due.

---------------
        *** Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by three asterisks, enclosed by brackets and underlined. The confidential portion has been filed separately with the Securities and Exchange Commission.

SCHEDULE C - DOCUMENTATION


11 U G. 168 "Digital Network Echo Canceller" March 1999

ITU G. 165 "Digital Network Echo Cancellers" 19913

Telinnovation "Tms320c54x Echo Canceller DSP Module User's Guide" (Rev F)

SCHEDULE D - ESCROW AGREEMENT

                            SOFTWARE ESCROW AGREEMENT


                  This Software Escrow Agreement is entered into as of the 24 day of December 1998, by and among Accelerated Networks Corporation, a California corporation ("Accelerated Networks"), Telinnovation Service Corporation, a California corporation ("Telinnovation"), and _______________________ as Escrow Agent ("Escrow Agent").

                                    RECITALS

                  A. Telinnovation is the owner of certain software set forth on Exhibit A to this Agreement (including all modifications, changes, enhancements, conversions, upgrades and/or additions, collectively, the "Telinnovation Software") which Telinnovation has licensed to Accelerated Networks under the terms of a technology licensing agreement dated as of Dec 24, 1998 (the "Licensing Agreement").

                  B. Under the terms of the License Agreement, Telinnovation has agreed to deposit and maintain a copy of the underlying source code of the most current released version of the Telinnovation Software with the Escrow Agent for the benefit of Accelerated Networks, and Escrow Agent agrees to accept such source code under the terms of this Agreement.

                                   AGREEMENTS

                  In consideration of the recitals and the mutual agreements set forth herein, the parties agree as follows:

                  1. Escrow of Source Code.

                           (a) Initial Deposit. Telinnovation shall deliver
electronic and paper copies of all high order language and/or assembly language, as applicable, source code and any link files, compiler and linker instructions, make files, job control language, library routines and any other similar source material, as well as complete written instructions for compiling, linking, loading and executing the software or performing any similar functions and a complete list, including version number, of all compilers, linkers or other software development tools (collectively, "Source Code") necessary to generate, using a standard set of software development tools, a fully executable version of the Telinnovation Software to the Escrow Agent within fifteen (15) days of the date of this Agreement.

                           (b) Subsequent Deposits. Within fifteen (15) days of
the delivery to Accelerated Networks of any modifications, changes, enhancements, conversions, upgrades and/or additions to the Telinnovation Software, Telinnovation shall deposit the most current version of the Source Code necessary to generate, using a standard set of software development tools, a fully executable version of such modified, changed, enhanced, converted, upgraded, and/or supplemented Telinnovation Software with the Escrow Agent. Upon deposit of such Source Code, Exhibit A to this Agreement shall be updated to include such to reflect the applicable modifications, changes, enhancements, conversions, upgrades, and/or additions. Within fifteen (15) days of the delivery of any new release of Telinnovation Software, Telinnovation shall deposit the Source Code for such new release with the Escrow Agent.

                           (c) Mechanics of Deposit. Telinnovation shall deliver
any Source Code deposited under this section 1 to Escrow Agent via national courier service or registered U.S. mail to the address set forth in section 11 of this Agreement. Any such deposit shall include a written description of the Source Code identifying the software, version number, modifications from the previous version and any other information required to uniquely identify the Source Code (the "Deposit Description"). The Deposit Description shall contain a representation and warranty by Telinnovation that the Source Code is an accurate and complete representation of the version of the Telinnovation Software, Telinnovation Application or Other Software described in the Deposit Description. In the event the Source Code is damaged or destroyed in transit, Escrow Agent shall notify Telinnovation within three days of the receipt of such Source Code, and Telinnovation shall deliver a duplicate copy of the Source Code to the Escrow Agent within seven days of the receipt of such notice.

                           (d) Duties of Escrow Agent. Escrow Agent shall hold
the deposited Source Code, in accordance with the terms and conditions of this Agreement, in a secure media vault which provides appropriate fire protection systems and a storage environment which minimizes degradation of the physical media containing the Source Code. Escrow Agent shall have no obligation to verify the completeness or accuracy of the Source Code. Escrow Agent shall have the right to duplicate the Source Code solely as required to comply with the terms of this Agreement.

                           (e) Notice of Deposit. Upon deposit of the Source
Code into the secure media vault, the Escrow Agent shall notify Telinnovation and Accelerated Networks via certified mail or national courier service (the "Deposit Notification"). The Deposit Notification shall include the date the Source Code was received by the Escrow Agent, the date of its deposit into the media vault and a copy of the Deposit Description.

                  2. Verification Rights. Accelerated Networks shall have the right upon ten (10) days' written notice to Telinnovation and Escrow Agent, to review or to have any or all of the Source Code deposited with Escrow Agent reviewed to verify that such Source Code conforms to the Telinnovation Software identified in the appropriate Deposit Description. Such verification shall be performed by representatives of Accelerated Networks and the Escrow Agent. Telinnovation may designate a representative to be present at any verification activities. The Accelerated Networks and/or the Escrow Agent shall issue a report of its findings (the "Verification Report") within 30 days of the completion of such activities.

                  3. Release of Source Code to Accelerated Networks. Escrow Agent is hereby authorized and directed to release the Source Code to Accelerated Networks under the conditions set forth in this section 3.

                           (a) Notification of Release Condition. Accelerated
Networks may provide written notice to Escrow Agent and Telinnovation of the occurrence of any of the following conditions ("Release Notification"):

                                    (i) Telinnovation is adjudicated insolvent,
or consents to or acquiesces to the appointment of a receiver or liquidator, Telinnovation's board of directors or a majority of its shareholders take any action towards the dissolution or liquidation of

Telinnovation, Telinnovation voluntarily or involuntarily becomes a debtor subject to proceedings under the United States Bankruptcy Code, or makes an assignment for the benefit of creditors, or a receiver is appointed for Telinnovation;

                                    (ii) Telinnovation has discontinued
maintenance and support of the Telinnovation Software; or

                                    (iii) for a period of forty-five (45) days
or more from the date on which Telinnovation first received from Accelerated Networks notice thereof, Telinnovation has been unable to rectify (y) a material failure of the Telinnovation Software to function in accordance with the specifications therefor, applicable user documentation, or both; or (z) a material breach of Telinnovation's warranties set forth in Article 5 of the Licensing Agreement.

                           (b) Dispute Provisions. Telinnovation shall have
seven days from the receipt of the Release Notification to provide written notice if it disputes the condition or conditions specified in the Release Notification (the "Telinnovation Dispute"). Accelerated Networks, upon receipt of the Telinnovation Dispute, shall contact Telinnovation and the parties shall make a good faith attempt to resolve the dispute. If the matter is not resolved by the parties within seven days of Accelerated Networks' receipt of the Telinnovation Dispute, the matter shall be referred to binding arbitration in accordance with section 10 of this Agreement, subject to the limitations set forth in section 3(c) below.

                           (c) Limitations on Arbitration. In the event of
arbitration of a dispute under section 3(b), the entire arbitration process shall be limited to five (5) working days. The sole issue for arbitration shall be whether Accelerated Networks is entitled to release of the requested Source Code for the Telinnovation Software. If the arbitrator determines that Accelerated Networks is entitled to release of any Source Code, the arbitrator shall further determine whether Accelerated Networks is entitled to the release of all, or a portion of, the escrowed Source Code and shall order the release of such Source Code. The prevailing party in the arbitration proceedings may, in the arbitrator's discretion, be awarded reasonable costs, expenses, and attorney's fees.

                           (d) Release of Source Code. If Escrow Agent does not
receive notification of any Telinnovation Dispute within seven days of receipt of the Release Notification, Escrow Agent shall release the Source Code specified in the Release Notification to Accelerated Networks. If Escrow Agent does receive timely notification of a Telinnovation Dispute, Escrow Agent shall release Source Code at such time as it receives (i) joint written direction from Accelerated Networks and Telinnovation or (ii) an arbitration decision rendered pursuant to section 3(c) and 10 of this Agreement and which directs the Escrow Agent as to the disposition of the Source Code.

                           (e) Accelerated Networks Source Code License. In the
event that any Source Code is released to Accelerated Networks under the terms of this section 3, Telinnovation shall retain all right title and interest to such Source Code, and Accelerated Networks shall receive a nonexclusive, perpetual and irrevocable, royalty-free, right and license (the "Source Code License") to modify the Source Code for purposes of error correction, maintenance, support of and compatibility with updated operating systems, network protocols, security procedures and the like.

                  4. Release of Source Code to Telinnovation. Upon termination of this Agreement with respect to any Source Code in the Escrow Agent's possession, the Escrow Agent is hereby directed to release such Source Code to Telinnovation. Escrow Agent shall also release any Source Code to Telinnovation upon (i) receipt of joint written direction from Telinnovation and Accelerated Networks with respect to such Source Code or (ii) receipt of an arbitration decision rendered pursuant to section 10 of this Agreement and which directs the Escrow Agent as to the disposition of such Source Code.

                  5. Liability. The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent. Escrow Agent does not have any interest in the Source Code deposited hereunder but is serving as escrow holder only and has only possession thereof.

                  The Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and Accelerated Networks and Telinnovation agree to indemnify, hold harmless and defend Escrow Agent against any claim or liability as to any loss, liability or expense, including attorney fees, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with this Agreement or Escrow Agent's duties under this Agreement.

                  The Escrow agent shall be entitled to rely upon any order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or service thereof. Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

                  6. Discharge of Escrow Agent. Escrow Agent agrees that Accelerated Networks and Telinnovation may, by mutual agreement at any time, remove Escrow Agent hereunder, and substitute another escrow agent therefore, in which event, upon receipt of written notice thereof, Escrow Agent shall account for and deliver to such substituted escrow agent the Source Code held by it, and Escrow Agent shall thereafter be discharged from all liability under this Agreement.

                  7. Term and Termination. Upon payment of the fees initially due hereunder, this Agreement shall be in full force and shall have an initial term of [one (1) year] unless earlier terminated (i) upon Escrow Agent's receipt of written notice from Accelerated Networks and

Telinnovation or an arbitration decision stating that the Licensing Agreement has been terminated; or (ii) on the date Escrow Agent receives written notice from Accelerated Networks and Telinnovation terminating this Agreement. This Agreement may be renewed for additional periods of [one (1) year] upon receipt by Escrow Agent of the specified renewal fees prior to the last day of the term (the "Expiration Date"). If Escrow Agent has not received the renewal fees within thirty (30) days prior to the Expiration Date, Escrow Agent shall so notify Accelerated Networks of the thirty (30) day expiration period. If the renewal fees are not received within thirty (30) days after Accelerated Networks' receipt of such written notice from Escrow Agent, Escrow Agent may terminate this Agreement without further notice. Accelerated Networks shall have the right to pay renewal fees and other related fees. Accelerated Networks may extend the period of this Agreement to cover the processing of an outstanding release instruction made during any period of this Agreement.

                  8. Escrow Fees. Telinnovation shall pay Escrow Agent all applicable escrow fees as set forth in Exhibit B to this Agreement. Payment is due upon receipt of invoice from Escrow Agent. All fees and charges are exclusive of, and Telinnovation is responsible for the payment of, all sales, use and like taxes. Escrow Agent shall have no obligations under this Agreement until the initial invoice is paid in full by Telinnovation.

                  9. Proprietary Information; Nondisclosure. Escrow Agent acknowledges and agrees that the Source Code contains information and data proprietary to Telinnovation. Escrow Agent agrees to maintain all information and data contained in the Source Code in strictest confidence for the benefit of Telinnovation and Accelerated Networks. Escrow Agent agrees that it shall not disclose, proliferate or duplicate any Source Code except as expressly allowed in this Agreement. Escrow Agent shall ensure that any employee or agent receiving a copy of the Source Code is fully apprised of the terms under which Escrow Agent, its employees and agents may use the Source Code under this Agreement.

                  10. Arbitration of Disputes. All disputes, or claims arising out of, resulting from or related to this Agreement shall be finally settled under the Rules of the American Arbitration Association (the "Rules") by an arbitrator appointed in accordance with the Rules. If the parties fail to so nominate a sole arbitrator within 30 days from the date when the claimant's request for arbitration has been communicated to the other party, the sole arbitrator shall be appointed in accordance with the Rules. Any decision made by such an arbitrator within the scope of his or her authority shall be binding upon the parties. The cost for such arbitrator shall be borne equally between the parties, but all other costs involved in the arbitration shall be borne separately by the parties. Each party shall enter into an arbitration agreement providing reasonable protection to the arbitrator. The place of arbitration shall be in Moorpark, California. Judgment on any award rendered by the arbitrator may be entered by any court of competent jurisdiction. Notwithstanding the forgoing, in the event of arbitration resulting from a dispute concerning the release of Source Code, the provisions of this section 10 shall be modified by the terms of section 3(c) above.

                  11. Miscellaneous.

                           (a) Notices. All notices required or permitted to be
given hereunder shall be in writing and shall be deemed given when delivered in person, by reputable overnight courier service with tracking capabilities, or on the fifth business day after being deposited in the mail, postage prepaid, registered or certified mail, addressed as follows:

         Telinnovation:                                        Accelerated Networks:
         -------------                                         --------------------
         Telinnovation Service Corporation                     Accelerated Networks Corporation
         415 Clyde Avenue                                      301 Science Drive
         Suite 105                                             Moorpark, California  93021
         Mountain View, California  94035
         Escrow Agent:


                  (b) Bankruptcy. Telinnovation and Accelerated Networks acknowledge that this Agreement is an "agreement supplementary to" the License Agreement and Development Agreement as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Telinnovation acknowledges that if Telinnovation as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the Licensing Agreement, Accelerated Networks may elect to retain its rights under the Licensing Agreement and this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Accelerated Networks to Telinnovation or the Bankruptcy Trustee, Telinnovation or such Bankruptcy Trustee shall not interfere with the rights of Accelerated Networks as provided in the Licensing Agreement and this Agreement, including the right to obtain the Source Code from the Escrow Agent.

                  (c) Expenses. Except as otherwise provided herein, Accelerated Networks and Telinnovation shall be responsible for their own costs and expenses with respect to matters involving this Agreement.

                  (d) Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, to the full extent permitted by law.

                  (e) Entire Agreement. This Agreement, including all exhibits hereto, supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and constitutes the entire agreement between the parties with respect to the matters contemplated herein.

                  (f) Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be signed and shall be deemed delivered upon facsimile transmission of a signature in the space marked below, but the parties shall endeavor to provide each other with originally signed copies as soon as possible thereafter.

                  (g) Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No amendment or modification of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to waive any other provision or constitute a continuing waiver.

                  (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of California without giving effect to California's conflict of law rules.

                  (i) Independent Contractor. The parties acknowledge and agree that the Escrow Agent is performing its functions under this Agreement as an independent contractor and is not an employee or agent of Accelerated Networks or Telinnovation.

                  (j) Survival. Sections 3(e), 5, 8, 9 and 11(b), and such additional provisions of Section 11 as are necessary to give meaning and effect to the foregoing shall survive any termination of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above-written.

                                        Telinnovation Service Corporation



                                        By     /s/
                                               ---------------------------------
                                               Its  Pres.
                                                    ----------------------------
                                        Accelerated Networks Corporation


                                        By     /s/
                                               ---------------------------------
                                               Its  President
                                                    ----------------------------

                                        ESCROW AGENT:


                                        By
                                               ---------------------------------
                                               Its
                                                    ----------------------------

                                    EXHIBIT A

                             TELINNOVATION SOFTWARE

                                    EXHIBIT B

                                   ESCROW FEES

                                    ADDENDUM


                      Account Number 2005139-00002-0103062

This is an Addendum to the attached Escrow Agreement dated December 24, 1998, and among Accelerated Networks Corporation ("Accelerated Networks"), Telinnovation Service Corporation ("Telinnovation"), and DSI Technology Escrow Services ("Escrow Agent").

The parties acknowledge and agree to all the modifications set forth in the following sections of this Addendum to the Escrow Agreement.

Section 1c., sentence 2 is hereby amended and restated to read as follows:

Any such deposit shall include Exhibit B a written description of the Source Code identifying the software, version number, modifications from the previous version and any other information required to uniquely identify the Source Code (the "Deposit Description").

Section 1c., sentence 4 is hereby amended and restated to read as follows:

In the event the Source Code is damaged or destroyed in transit, Escrow Agent shall notify Telinnovation within ten days of the receipt of such Source Code, and Telinnovation shall deliver a duplicate copy of the Source Code to the Escrow Agent within seven days of the receipt of such notice.

Section 1e., sentence 1 is hereby amended and restated to read as follows:

Upon deposit of the Source Code into the secure media vault, the Escrow Agent shall notify Telinnovation and Accelerated Networks via First Class mail (the "Deposit Notification").

Section 1e., sentence 2 is hereby amended and restated to read as follows:

The Deposit Notification shall include the date the Source Code was processed by the Escrow Agent, and a copy of the Deposit Description.

Section 3a. is hereby amended and restated to read as follows:

(a) Notification of Release Condition. Accelerated Networks will provide written notice to Escrow Agent and Telinnovation of the occurrence of any of the following conditions ("Release Notification");

Section 3d. is hereby amended and restated to read as follows

(d) If Escrow Agent does not receive notification of any Telinnovation Dispute within seven days of Escrow Agent's receipt of the Release Notification, Escrow Agent shall release the Source Code specified in the Release Notification to Accelerated Networks. If Escrow Agent does receive notification of a Telinnovation Dispute within seven days of Escrow Agent's receipt of the Release Notification, Escrow Agent shall release Source Code at such time at it receives (i) joint written direction from Accelerated Networks and

Addendum
Accelerated Networks/Telinnovation
Page 2


         Telinnovation or (ii) an arbitration decision rendered pursuant to section 3(c) and 10 of this Agreement and which directs the Escrow Agent as to the disposition of the Source Code.

Section 11a.  is hereby amended and restated to read as follows:

Notices. All notices regarding the "Release of Deposit" will be sent out certified mail, return receipt requested, or by commercial express mail. All other notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

Agreed:
Accelerated Networks                             Telinnovation



By:    /s/Suresh Nihalani                        By:    /s/Charles R. Davis
       ---------------------------------                ------------------------
Name:  Suresh Nihalani                           Name:  Charles R. Davis
       ---------------------------------                ------------------------
Title:   President & CEO                         Title:  Pres
       ---------------------------------                ------------------------
Date:    1-29-99                                 Date:  2-11-99
       ---------------------------------                ------------------------



DSI Technology Escrow Services

By:    /s/[illegible]
       ---------------------------------
Name:
       ---------------------------------
Title:   Sr. Contract Administrator
       ---------------------------------
Date:    2-3-99
       ---------------------------------

SCHEDULE E - SERVICE STANDARDS

If the Technology fails to conform to the specifications therefor, the Developed Technology or any component thereof fails to conform to the Developed Technology Specifications, of the Technology or the Developed Technology is defective in material or workmanship, Telinnovation shall correct any such non-conformance or defect and deliver the Developed Technology to Accelerated Networks for all affected End User sites. The initial determination of priority, as described below, shall be made solely by Accelerated Networks, in its reasonable discretion. Telinnovation shall respond to failures of Technology or Developed Technology to operate as warranted as follows:

PRIORITY 1. A "Priority 1" failure of the Technology or Developed Technology to operate as warranted is any condition that precludes operation of the Technology or Developed Technology as bundled with or incorporated into a Product, or that materially impairs such operation. Priority 1 conditions are the highest in severity, for which Accelerated Networks shall receive a response within one (1) business day from the time (the "Notification Time") Telinnovation's service representative ("SR") or other person receives the call from Accelerated Networks notifying the SR of the Priority 1 failure. Telinnovation shall use its best efforts to resolve and correct a Priority 1 failure in a manner reasonably acceptable to Telinnovation within two (2) business days from the Notification Time.

PRIORITY 2. Any condition that impairs one or more functions of the Technology or Developed Technology is warranted to perform, but that does not involve a Priority 1 condition and is not a Priority 3 condition, is a "Priority 2" condition. Priority 2 conditions are less severe than Priority 1 conditions. For Priority 2 conditions, Accelerated Networks shall receive a response within one
(1) business day from the Notification Tune. Telinnovation shall use its best efforts to resolve and correct a Priority 2 failure in a manner reasonably acceptable to Accelerated Networks within three (3) business days from the Notification Time.

PRIORITY 3. Any condition that constitutes an immaterial, defect or error in one or more functions that the Technology or Developed Technology is warranted to perform is a "Priority 3" condition. Priority 3 conditions are the least severe. For Priority 3 conditions, the Accelerated Networks shall receive a response within two (2) business days from the Notification Time. Telinnovation shall use reasonable efforts to resolve and correct a Priority 3 failure in a manner reasonably acceptable to Accelerated Networks within three (3) weeks from the Notification Time.

If Telinnovation is unable to correct a Priority 1 or Priority 2 condition within ten (10) business days, or a Priority 3 condition within one (1) month, of the date on which the SR or other person receives the call informing Telinnovation of the Priority 1, Priority 2, or Priority 3 condition, as the case may be, Accelerated Networks may, in its sole discretion, withhold payment of any amount due under Agreement until the condition is corrected. If Telinnovation is unable to correct a Priority 1 or Priority 2 condition within such ten (10) business-day period, or in the event of a Priority 3 condition such one (1) month period, despite Telinnovation's diligent efforts to do so, then Telinnovation shall continue to use its diligent efforts to correct the condition as soon as practicable. In the event Telinnovation fails to exercise such diligent efforts as reasonably determined by Accelerated Networks, Accelerated Networks shall be entitled to (a) immediately terminate the Agreement without any further obligation to Telinnovation, (b) exercise Accelerated Networks' right to obtain source code under Section and/or (iii) exercise any other remedy available at law, in equity, by statute, or otherwise.

             Amendment I to License Agreement dated December 1998.


The first two sentences of ARTICLE 8.1 of The License Agreement between Accelerated Networks Corporation and Telinnovation Service Corporation dated December 1998 are as follows:

8.1  This Agreement shall remain in full force and effect for a period of one
     (1) year from the Effective Date. Thereafter, this Agreement shall automatically renew for successive terms of one (1) year each, unless, at least (30) days prior to the end of the then-current term, one party provides the other party with written notice of such party's intention to terminate this Agreement.

These sentences are amended as follows

8.1  This Agreement shall remain in full force and effect for a period of three
     (3) years from the Effective Date. Thereafter, this Agreement shall automatically renew for successive terms of three (3) years each, unless, at least (90) days prior to the end of the then-current term, one party provides the other party with written notice of such party's intention to terminate this Agreement.

In witness whereof, the parties have signed this Amendment on the dates given:



TELINNOVATION SERVICE CORP.                ACCELERATED NETWORKS CORP.


By:     /s/ Charles R. Davis               By:   /s/ Frederic T. Boyer
        ------------------------------           -------------------------------

Name:       Charles R. Davis               Name:    Frederic T. Boyer
            --------------------------              ----------------------------

Title:      President                      Title:   Chief Financial Officer
            --------------------------              ----------------------------

Date:       1/29/00                        Date:    1/29/00
            --------------------------              ----------------------------